Exhibit B

                             JOINT FILING AGREEMENT

                     The undersigned hereby agree that the Statement on Schedule 13G with respect to the Common Stock of Numerex Corp. and any further amendments thereto executed by each and any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

                     This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Dated: August 28, 2008

                                            POTOMAC CAPITAL MANAGEMENT LLC

                                            By:   /s/ Paul J. Solit
                                                  Paul J. Solit, Managing Member

                                            POTOMAC CAPITAL MANAGEMENT INC.

                                            By:   /s/ Paul J. Solit
                                                  Paul Solit, President

                                            PAUL J. SOLIT

                                            By:   /s/ Paul J. Solit
                                                  Paul J. Solit